Exhibit 99.1

Bidz.com Announces Dismissal of Consumer Case Against It

CULVER CITY, Calif., February 26, 2010— Bidz.com (NASDAQ: BIDZ), a leading online retailer of jewelry, announced that the plaintiff in the case titled “Marla Tidenberg v. Bidz.com, Inc.” has agreed to dismiss her case against the Company with prejudice.  Earlier, the United States District Court for the Central District of California denied the Plaintiff’s Motion for Class Certification and for Appointment of Class Representative and Class Counsel. The plaintiff and her attorneys accepted the Company’s offer of $20,000 in exchange for the dismissal. The lawsuit alleged, among other things, that the Company engaged in unfair business practices by misrepresenting the value of its merchandise and by “false” or shill bidding.

“We are pleased to put this chapter behind us and continue to focus on our business,” stated David Zinberg, Chairman and Chief Executive Officer. “As this case demonstrates, we were determined to litigate this case to a verdict, recover our costs and have the Court vindicate us, but, in view of the de minimus settlement amount, it was in the Company’s best interests to settle. We always maintained that the claims were entirely without merit and the outcome is a victory for both Bidz and its stockholders.”

About Bidz.com

Bidz.com, founded in 1998, is a leading online retailer of jewelry. Bidz offers its products through a live auction format as well as a fixed price online retail store, Buyz.com. Bidz.com’s auctions are also available in Arabic, German and Spanish. To learn more about Bidz.com visit its website at www.bidz.com. Bidz also operates Modnique, a division of Bidz.com, an exclusive private sale shopping site for members-only, offering authentic premium brand name merchandise. Modnique offers its members exclusive access to 24-72 hour sales events on designer apparel, accessories, shoes, and houseware and much more at price points up to 85% below traditional retail prices. To learn more about Modnique visit its website at www.modnique.com.

Safe Harbor Statement

This press release includes forward looking statements about the Company’s estimated revenue and earnings within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this release, including statements regarding the Company’s future financial position, business strategy and plans and objectives of management for future operations, are forward looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions, as they relate to the Company, are intended to identify forward looking statements. We have based these forward-looking statements largely on current expectations and projections about future events and financial trends that we believe may affect the Company’s financial condition, results of operations, business strategy and financial needs. Risks and uncertainties include that our common stock is subject to short selling and trading, and prices of our stock may be volatile; that we are subject to “prank” bidding; that we may face increasing costs to acquire new customers; the ability of the Company to attract customers to its website and offer attractive products; the ability to maintain profit levels while expanding international sales; the ability to detect fraud if we fail to maintain an effective system of internal controls; the ability to maintain our website, electronic data processing systems, and systems hardware; the ability to forecast accurately net revenue and plan for expenses; that we do not have a guaranteed supply of jewelry products and that we have a heavy concentration of inventory purchases from our top two suppliers; the ability to protect our intellectual property rights; and potential litigation and government enforcement actions that may result from our prior securities offerings and other activities. Please refer to Bidz.com’s reports and filings with the Securities and Exchange Commission for a further discussion of these risks and uncertainties. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. Bidz.com undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

IR Contact:
Addo Communications, Inc.
Andrew Greenebaum, 310-829-5400
andrewg@addocommunications.com